EXHIBIT 99.1

                         GENESIS TECHNOLOGY GROUP, INC.

                                 AMENDMENT NO. 1
                                       TO
                             2004 STOCK OPTION PLAN


         WHEREAS, Genesis Technology Group, Inc. (the "Company") adopted its 2004 Stock Option Plan effective April 6, 2004; and

         WHEREAS, the Company desires to increase the number of shares of its common stock subject to the Plan;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Section 3.1 of the Plan entitled "Number of Shares" is hereby amended as follows:

                  Subsection 3.1 of Section 3 is hereby amended to provide that the shares authorized and subject to the Plan shall be increased from 10,000,000 shares to 22,000,000 shares.

         2. Section 3.2 of the Plan entitled "Adjustment Upon Changes in Capitalization, Etc." is hereby amended as follows:

                  Subsection 3.2 of Section 3 is hereby amended to provide that the number of shares authorized for issuance under the Plan shall not be reduced as a result of any reverse stock split of the common shares of the Company.

         3. All terms not defined herein shall have the meaning ascribed to them under the terms of the Plan.

         4. Except s modified hereby by this Amendment No. 1, the terms and conditions of the Plan shall remain in full force and effect.

                                        GENESIS TECHNOLOGY GROUP, INC.



                                        By: /s/ Gary Wolfson
                                            ----------------
                                            Gary Wolfson
                                            Chief Executive Officer

Dated:   August 13, 2005

                                 PLAN AMENDMENTS


                    Date Approved
 Date Approved     By Stockholders,    Section            Description of
   By Board         if Necessary       Amended              Amendments
   --------         ------------       -------              ----------

August 13, 2005                        3.1, 3.2    Increase to 22,000,000 shares
                                                   and technical amendments